Exhibit 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
I, Deborah A. Smeltzer, hereby certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of Dynavax Technologies Corporation (the “Company”), that, to the best of my knowledge:
(iii)	The Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(iv)	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: November 11, 2005	By:	/s/ DEBORAH A. SMELTZER
Deborah A. Smeltzer
Vice President, Operations and Chief Financial Officer (Principal Financial Officer)